UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Leaf Group Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LEAF GROUP LTD.

SUPPLEMENT TO PROXY STATEMENT FOR

THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 21, 2019

May 13, 2019

On April 15, 2019, Leaf Group Ltd. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) for its 2019 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Tuesday, May 21, 2019, at 9:00 a.m. Pacific Daylight Time at the Company’s corporate headquarters located at 1655 26th Street, Santa Monica, California 90404. This supplement (this “Supplement”) to the Proxy Statement amends and supplements the Proxy Statement as filed and should be read in conjunction with the Proxy Statement.

The Company is filing this Supplement to clarify the Company’s disclosure regarding Board of Directors and committee meeting attendance set forth on page 16 of the Proxy Statement. During 2018, each Board member (other than Beverly Carmichael who was elected to the Company’s Board in July 2018) attended 75% or more of the aggregate meetings of the Board and of the committees on which he or she served and that were held during the period of time that he or she served.

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.  The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended.

Important Information

In connection with the solicitation of proxies, the Company filed the Proxy Statement on April 15, 2019 with the U.S. Securities and Exchange Commission (the “SEC”). Stockholders can access the Proxy Statement and other proxy materials and vote at www.proxyvotenow.com/leaf. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY THE COMPANY WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. In addition, the Company files annual, quarterly and current reports with the SEC. These reports can be obtained free of charge at the SEC’s web site at www.sec.gov. The Proxy Statement, copies of other solicitation materials and these other reports the Company files with the SEC can be obtained at no charge by directing written requests to our Corporate Secretary, Leaf Group Ltd., 1655 26th Street, Santa Monica, California 90404.